UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2006, the Company entered into a new employment agreement with Stephen P. Appel, President of Sales & Marketing, that expires on December 4, 2009. Mr. Appel's base salary under the agreement is $475,000. Mr. Appel was paid a $225,000 bonus in connection with the execution of the agreement and, subject to the approval of the Compensation Committee, shall be eligible to receive one million stock-linked units, vesting in equal installments over three years and subject to such terms and conditions as may be determined by the Compensation Committee.

Effective for 2007, Mr. Appel may receive an annual bonus of up to 125% of his base salary. A bonus of up to 50% of his base salary will be determined based on our achievement of financial targets established by our Compensation Committee for the award of bonuses to our senior management, a bonus of up to 50% of his base salary will be determined based upon whether Mr. Appel has reached performance goals related to Mr. Appel's functional and operational responsibilities developed with our Chief Executive Officer, and a bonus of up to 25% of his base salary will be determined based upon our achievement of specific revenue objectives developed with our Chief Executive Officer.

For 2006, Mr. Appel may receive an annual bonus of up to 100% of his base salary, up to 50% of which will be determined based on our achievement of financial targets established by our Compensation Committee for the award of bonuses to our senior management, and up to 50% of which will be determined based upon an evaluation by our senior management as to whether Mr. Appel has satisfactorily performed the tasks associated with his position.

We may terminate Mr. Appel's employment for cause, as defined in the agreement. If Mr. Appel's employment is terminated by reason other than cause, disability or death, we will pay Mr. Appel severance in the form of continued payment of his base salary through the longer of the end of the term of the employment agreement or 24 months.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, dated December 6, 2006, by and between the Company and Stephen P. Appel, which is attached as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See the disclosure under Item 1.01 of this Current Report on Form 8-K for a description of the terms and conditions of the compensatory contract entered into by the Company with Stephen P. Appel on December 6, 2006, including the amounts payable to Mr. Appel thereunder. Such disclosure is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following item is filed as an Exhibit to this Report:

99.1 Employment Agreement, dated December 6, 2006, between the Company and Stephen P. Appel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

December 11, 2006	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement, dated December 6, 2006, between the Company and Stephen P. Appel.